INDEPENDENT AUDITORS' CONSENT

Bjurman, Barry Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-16033 of the Bjurman, Barry Funds on Form N-1A of our report dated May 10, 2002 appearing in the Annual Report of the Bjurman, Barry Funds for the year ended March 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of this Registration Statement, and under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Los Angeles, California
August 1, 2002